Exhibit 99.1

Qualigen Therapeutics Provides Update on Nasdaq Communications
and Continued Listing Status

CARLSBAD, Calif., July 28, 2025 (GLOBE NEWSWIRE) — Qualigen Therapeutics, Inc. (NASDAQ: QLGN) (the “Company”) received two different communications from the staff of the Nasdaq Listing Qualifications office of the Nasdaq Stock Market, LLC. The Company received the first notice from the Nasdaq Listings Qualifications office of the Nasdaq Stock Market LLC on July 23, 2025, informing the Company that as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on July 21, 2025, the Company failed to comply with the $2.5 million stockholder’s equity required under Nasdaq Rule 5550(b)(1) (the “Equity Rule”) or any alternative standard under Nasdaq 5550(b).

On June 24, 2025, the Company received a second communication from the Office of the General Counsel of Nasdaq, confirming that Nasdaq had reviewed and accepted the Company’s request for an extension with respect to three specific items. First, the Company was required to file its Quarterly Report on Form 10-Q for the period ended March 31, 2025, by July 21, 2025 — which Nasdaq confirmed has been completed. Second, the Company was required to regain compliance with the minimum stockholders’ equity requirement (the “Equity Rule”) by July 28, 2025 — which it has achieved through the successful closing of a $4.5 million private placement of Series A-3 Preferred Stock, prior to customary fees and expenses, as announced earlier today. Third, the Company was required to demonstrate a plan to maintain compliance with all applicable continued listing standards — which Nasdaq acknowledged it has received, including the Company’s plan to maintain compliance with the stockholders’ equity requirement over the next 12 months.

The Company is making every effort to maintain its current Nasdaq listing and will continue to take all necessary actions toward that goal. However, there can be no assurance that the Company will be able to maintain compliance with Nasdaq’s continued listing requirements.

The Company intends to file a Current Report on Form 8-K with the Securities and Exchange Commission later today, which will include a pro forma balance sheet reflecting stockholders’ equity in compliance with the applicable requirements, assuming the private placement described above had closed as of March 31, 2025.

About Qualigen Therapeutics, Inc.

Qualigen Therapeutics, Inc. (NASDAQ: QLGN) is a clinical-stage biotechnology company focused on developing novel therapeutics for the treatment of cancer and infectious diseases. The Company’s pipeline includes QN-302, a selective G-quadruplex inhibitor targeting various tumor types including pancreatic cancer; QN-247, a nucleolin-targeting compound for hematologic malignancies; and a family of small-molecule RAS oncogene protein-protein interaction inhibitors. Each of these programs is designed to address areas of high unmet medical need, with the potential for orphan drug designation. Qualigen is committed to advancing its therapeutic pipeline to improve patient outcomes and create long-term value for shareholders.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, assumptions, and projections about future events and involve inherent risks and uncertainties. These forward-looking statements include, but are not limited to, statements the filing of a resale registration statement, and the Company’s future business plans and strategies.

Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “would,” “should,” “continues,” and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from those projected due to a number of factors, including risks related to the Company’s ability to successfully develop and commercialize its product candidates, regulatory developments, market conditions, the Company’s ability to maintain compliance with Nasdaq listing requirements, and other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact: Investor Relations
ir@qlgntx.com.